Exhibit 4.3

THIRTY-NINTH SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTEES

THIRTY-NINTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of December 15, 2010, among Cottonwood Development LLC, Cottonwood Generating Partners II LLC, Cottonwood Generating Partners I LLC, Cottonwood Generating Partners III LLC, Cottonwood Energy Company LP, Cottonwood Technology Partners LP and Green Mountain Energy Company (each a “Guaranteeing Subsidiary” and together the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature page hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a ninth supplemental indenture (the “Ninth Supplemental Indenture”), dated as of November 21, 2006, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $1,100 million of 7.375% Senior Notes due 2017 (the “Initial Notes”), and, subject to the terms of the Ninth Supplemental Indenture, future unlimited issuances of 7.375% Senior Notes due 2017 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), as amended by a twelfth supplemental indenture, dated as of July 19, 2007, among the Company, the Existing Guarantors party thereto and the Trustee (the “Twelfth Supplemental Indenture”), a fifteenth supplemental indenture, dated as of August 28, 2007, among the Company, the Existing Guarantors and the Trustee (the “Fifteenth Supplemental Indenture”), an eighteenth supplemental indenture dated as of April 28, 2009, among the Company, the Existing Guarantors party thereto and the Trustee (the “Eighteenth Supplemental Indenture”), a twenty-first supplemental indenture dated as of May 8, 2009, among the Company, the Existing Guarantors party thereto and the Trustee (the “Twenty-First Supplemental Indenture”), a twenty-sixth supplemental indenture dated as of October 5, 2009, among the Company, the Existing Guarantors party thereto and the Trustee (the “Twenty-Sixth Supplemental Indenture”) and a thirtieth supplemental indenture, dated as of April 16, 2010, among the Company, the Existing Guarantors and the Trustee (the “Thirtieth Supplemental Indenture”) and a thirty-fourth supplemental indenture, dated as of June 23, 2010, among the Company, the Existing Guarantors and the Trustee (the “Thirty-Fourth Supplemental Indenture” and together with the Base Indenture, the Ninth Supplemental Indenture, the Twelfth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Twenty-First Supplemental Indenture, the Twenty-Sixth Supplemental Indenture and the Thirtieth Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and

WHEREAS, pursuant to Section 4.17 of the Ninth Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

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1.             Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to be Bound; Guarantee.  The Guaranteeing Subsidiaries hereby become parties to the Ninth Supplemental Indenture as Guarantors and as such will have all of the rights and be subject to all of the Obligations and agreements of Guarantors under the Indenture.  The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Ninth Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Ninth Supplemental Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Guarantors for purposes of Article 10 of the Ninth Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7.             Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

COTTONWOOD ENERGY COMPANY LP

By:	/s/ Jeffrey M. Baudier
Name:	Jeffrey M. Baudier
Title:	President

COTTONWOOD TECHNOLOGY PARTNERS LP

By:	/s/ Jeffrey M. Baudier
Name:	Jeffrey M. Baudier
Title:	President

COTTONWOOD DEVELOPMENT LLC

By:	/s/ Jeffrey M. Baudier
Name:	Jeffrey M. Baudier
Title:	President

COTTONWOOD GENERATING PARTNERS I LLC

By:	/s/ Jeffrey M. Baudier
Name:	Jeffrey M. Baudier
Title:	President

COTTONWOOD GENERATING PARTNERS II LLC

By:	/s/ Jeffrey M. Baudier
Name:	Jeffrey M. Baudier
Title:	President

COTTONWOOD GENERATING PARTNERS III LLC

By:	/s/ Jeffrey M. Baudier
Name:	Jeffrey M. Baudier
Title:	President

Signature Page to Thirty-Ninth Supplemental Indenture

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ Robert P. Thomas
Name:	Robert P. Thomas
Title:	Chief Legal Officer and Secretary

ISSUER:

NRG ENERGY, INC.

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President & Treasurer

EXISTING GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
ELBOW CREEK WIND POWER LLC
EL SEGUNDO POWER LLC
EL SEGUNDO POWER II LLC
HUNTLEY IGCC LLC
HUNTLEY POWER LLC
INDIAN RIVER IGCC LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC
KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE IGCC LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC

Signature Page to Thirty-Ninth Supplemental Indenture

NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS, INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING LLC
NRG RETAIL LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS LLC
NRG TEXAS HOLDING INC.
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
PENNYWISE POWER LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RELIANT ENERGY TEXAS RETAIL, LLC
RE RETAIL RECEIVABLES, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC

Signature Page to Thirty-Ninth Supplemental Indenture

TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

GCP FUNDING COMPANY, LLC
TEXAS GENCO LP, LLC

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Management Board Member

NRG ENERGY SERVICES LLC

By:	/s/ Michael R. Carroll
Name:	Michael R. Carroll
Title	President

NRG SOUTH TEXAS LP

By: Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President & Treasurer

TEXAS GENCO SERVICES, LP

By: New Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President & Treasurer

Signature Page to Thirty-Ninth Supplemental Indenture

NRG CONSTRUCTION LLC

		By:	/s/ Rachel Smith
		Name:	Rachel Smith
		Title:	Treasurer

Attest:

By:	/s/ Tanuja M. Dehne
Name:	Tanuja M. Dehne
Title:	Corporate Secretary

Signature Page to Thirty-Ninth Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
Name:	James D. Heaney
Title:	Managing Director

Signature Page to Thirty-Ninth Supplemental Indenture